As filed with the Securities and Exchange Commission on January 9, 2019
Registration No. 333-217579

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
POST-EFFECTIVE AMENDMENT NO. 7
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)
___________________________________________
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Michael A. Seton
Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
___________________________________________
Copies to:
Todd M. Sakow
Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
Tel: (813) 287-0101
Fax: (813) 287-0397
Heath D. Linsky, Esq.
Mary Katherine Rawls, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
___________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒

Smaller reporting company	☐	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SHARES OF COMMON STOCK

On May 1, 2017, Carter Validus Mission Critical REIT II, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-217579) for its follow-on offering (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 27, 2017, pursuant to which the Registrant registered $1,000,000,000 of shares of common stock offered to the public on a “best efforts” basis.

The Registrant terminated the follow-on offering of shares pursuant to the Registration Statement as of the close of business on November 27, 2018. As of the close of business on November 27, 2018, the Registrant had sold a total of $129,308,000 of shares of common stock, consisting of $29,458,000 of shares of Class A common stock, $54,626,000 of shares of Class I common stock, $12,850,000 of shares of Class T common stock and $32,374,000 of shares of Class T2 common stock pursuant to the Registration Statement. By filing this Post-Effective Amendment No. 7 to the Registration Statement, the Registrant is no longer issuing shares pursuant to the Registration Statement and hereby deregisters the remaining $870,692,000 of shares of Class A, Class I, Class T and Class T2 common stock.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, State of Florida on the 9th day of January, 2019.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

By:	/s/ MICHAEL A. SETON
Michael A. Seton
Chief Executive Officer, President and Director
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

	Signature	Title	Date

	/s/ MICHAEL A. SETON	Chief Executive Officer, President and	January 9, 2019
	Michael A. Seton	Director (Principal Executive Officer)

	/s/ *	Chairman of the Board of Directors	January 9, 2019
John E. Carter

	/s/ *	Director	January 9, 2019
Robert M. Winslow

	/s/ *	Independent Director	January 9, 2019
Jonathan Kuchin

	/s/ *	Independent Director	January 9, 2019
Randall Greene

	/s/ *	Independent Director	January 9, 2019
Ronald Rayevich

	/s/ *	Independent Director	January 9, 2019
Roger Pratt

	/s/ KAY C. NEELY	Chief Financial Officer and Treasurer	January 9, 2019
	Kay C. Neely	(Principal Accounting Officer and
Principal Financial Officer)

*By:	/s/ TODD M. SAKOW		January 9, 2019
Todd M. Sakow
Attorney-in-fact